UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 2, 2016

BIODEL INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-33451

Delaware	90-0136863
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

100 Saw Mill Road Danbury, Connecticut	06810
(Address of principal executive offices)	(Zip code)

(203) 796-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreement.

On September 2, 2016, Biodel Inc. (“Biodel”), Unilife Corporation (“Unilife”) and Unilife Medical Solutions, Inc. (“UMS” and, together with Unilife, the “Unilife Parties”) entered into an Asset Purchase and License Agreement (the “Agreement”) pursuant to which (i) the Unilife Parties granted Biodel an option to purchase assets and a license to intellectual property relating to Biodel’s glucagon emergency management (“GEM”) product candidate; (ii) the parties granted to each other a mutual general release; (iii) Biodel agreed to withdraw with prejudice its pending litigation against UMS (the Existing Lawsuit defined below); and (iv) Biodel and UMS agreed to dismiss with prejudice their pending arbitration proceeding (the Arbitration defined below).

Asset Purchase Option. Pursuant to the Agreement, the Unilife Parties granted Biodel an exclusive option to purchase certain enumerated assets owned by Unilife that are used or useful in the manufacture of Unilife’s dual-chamber automatic reconstitution device intended for use with Biodel’s GEM product candidate, as well as copies of all records in Unilife’s possession that are used or useful in connection with the operation of such assets.

Biodel must exercise the asset purchase option, if at all, within six months of the effective date of the Agreement. To exercise the option, Biodel must deliver to Unilife written notice that Biodel intends to purchase all of the enumerated assets for the predetermined sum of $1.5 million and to extend the term of the intellectual property license, as described below. If Biodel exercises its option, upon transferring title and delivering the purchased assets to Biodel, the Unilife Parties shall have no further liabilities, responsibilities or other obligations whatsoever arising out of or relating to the purchased assets.

License. Pursuant to the Agreement, the Unilife Parties granted to Biodel an exclusive, worldwide, sub-licensable license to certain enumerated intellectual property assets owned by the Unilife Parties that are necessary or useful to develop, modify, improve, make, use, import, sell, offer for sale, and market a product using Unilife’s dual-chamber automatic reconstitution device with Biodel’s GEM product candidate for the treatment of hypoglycemia. The intellectual property assets are comprised of patents and patent applications relating to Unilife’s dual-chamber automatic reconstitution device, as well as related know-how, technology and existing supplier agreements. The Unilife Parties will be primarily responsible for maintaining all patent rights with respect to the licensed intellectual property assets.

The initial term of the license is six months from the effective date of the Agreement. Biodel may extend the initial term, at its option, by delivering to Unilife written notice that Biodel intends to exercise the asset purchase option described above and by paying a license fee. If Biodel exercises its option, the total amount of the license fee shall be equivalent to the aggregate prosecution and maintenance costs actually incurred by the Unilife Parties during the license term and prosecuting in maintaining the licensed intellectual property assets. If extended, the license term shall continue until the earlier of: (i) the expiration of the last intellectual property asset to expire; (ii) the 15th calendar day following Biodel’s delivery of written notice of termination of the license; (iii) termination by the mutual written consent of the parties; and (iv) termination by either party as a result of the other party’s material breach of the Agreement.

During the license term, the Unilife Parties shall not develop, manufacture, use, import, sell, offer for sale, or market a dual-chamber mixing injection system for use as a glucagon rescue device. Furthermore, any modifications, improvements or developments made by Biodel to the dual-chamber automatic reconstitution device shall be owned by Biodel, and Biodel shall be entitled to pursue intellectual property protection for the same at its own cost.

Assignment. Under the Agreement, Biodel may sell or assign its rights or obligations to a third-party that is agreed upon in writing in advance by the parties (which agreement shall not be unreasonably withheld, conditioned or delayed by Unilife), provided that the transfer of rights or obligations must be an assignment or sale of all of Biodel’s rights and obligations under the Agreement.

Services. During the term of the Agreement, Unilife shall establish, maintain and make accessible, free of charge, an electronic data room which may be accessed from time to time by Biodel. The contents of the electronic data room shall be of a nature to permit Biodel to determine with a reasonable degree of accuracy: (i) the scope of the development work required to establish commercial manufacturing of Unilife’s dual-chamber automatic reconstitution device; (ii) the timelines and costs associated with such development work; (iii) the stage of such development work; and (iv) the unit pricing for the commercial manufacture of the device. Also during the term, at Biodel’s election, Unilife shall permit and facilitate up to two separate on-site diligence audits of the assets that are subject to Biodel’s purchase option. For each such audit, if any, Biodel shall pay to Unilife a services fee on a time and material basis, not to exceed $40,000.

Term. The Agreement became effective on September 2, 2016. It shall survive for a period of six months following the effective date, subject to earlier termination by its terms. Either party may terminate the Agreement upon a material breach by the other party by delivering written notice of the material breach or upon mutual consent of the parties.

Former Agreement and Mutual Release. Pursuant to the Agreement, the parties agreed to terminate, as of the Agreement’s effective date, the Customization and Commercial Supply Agreement, dated April 8, 2013, as amended, between Biodel and UMS (the “Former Agreement”). Neither Biodel nor the Unilife Parties have any further rights or obligations whatsoever under the Former Agreement. Furthermore, as of the effective date of the Agreement, each of Biodel, on one hand, and the Unilife Parties, on the other hand, have unconditionally released the other party from any and all causes of action, rights, obligations, damages, losses, liabilities, demands, debts, contracts, agreements, actions, and claims of any kind or nature whatsoever, at law or in equity, including any and all of the foregoing that in any way arise out of or relate to: (i) the Former Agreement or any other agreement between the parties, excluding only the Agreement; (ii) the lawsuit pending in the Connecticut Superior Court under the caption Biodel Inc. v. Unilife Medical Solutions, Inc., at docket number DBD-CV-15-6018082 (the “Existing Lawsuit”); or (iii) the arbitration filed with the American Arbitration Association under the caption Biodel Inc. v. Unilife Medical Solutions, Inc., at case number 01-15-0005-5882 (the “Arbitration”). In connection with the release of claims, Biodel has agreed to withdraw with prejudice the Existing Lawsuit, and the parties have agreed to dismiss the Arbitration with prejudice.

The foregoing description is qualified in its entirety by reference to the complete text of the Agreement, which is attached to this current report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02	Termination of Material Definitive Agreement.

As described in Item 1.01 above, Biodel and UMS have terminated, effective September 2, 2016, the Former Agreement as a result of the parties having entered into the Agreement. Under the Former Agreement, Unilife was obligated to develop and supply dual-chamber reconstitution devices to be used with Biodel’s GEM product candidate, and Biodel was obligated to make payments to Unilife on the achievement of certain development milestones. Neither Biodel nor Unilife has any further rights or obligations whatsoever under the Former Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Asset Purchase and License Agreement, dated as of September 2, 2016, by and among Unilife Corporation, Unilife Medical Solutions, Inc. and Biodel Inc.

Additional Information and Where You Can Find It

Biodel has filed a preliminary proxy statement with the SEC in connection with the solicitation of proxies for its 2016 Annual Meeting of Stockholders and will mail a definitive proxy statement and other relevant materials to Biodel’s stockholders. At the 2016 Annual Meeting of Stockholders, Biodel’s stockholders will be asked to approve, among other things, a proposal for the issuance of Biodel’s common stock in the previously announced proposed transaction with Albireo Limited (“Albireo”). BIODEL’S STOCKHOLDERS ARE URGED TO READ, WHEN AVAILABLE, BIODEL’S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH ITS SOLICITATION OF PROXIES FOR BIODEL’S 2016 ANNUAL MEETING OF STOCKHOLDERS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BIODEL, ALBIREO AND THE PROPOSED TRANSACTION. When filed, these documents and other documents filed by Biodel can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing Biodel’s website at www.biodel.com or by contacting Biodel’s Corporate Secretary at 203-796-5000 or by mail at Investor Relations, Biodel Inc., 100 Saw Mill Road, Danbury, Connecticut 06810.

Participants in Solicitation

Biodel, Albireo, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from Biodel’s stockholders in connection with Biodel’s 2016 Annual Meeting of Stockholders under the rules of the SEC. Information about these participants may be found in the definitive proxy statement that Biodel will file with the SEC relating to its 2016 Annual Meeting of Stockholders. The definitive proxy statement will be mailed to all stockholders of record as of the record date set for the 2016 Annual Meeting of Stockholders and can also be obtained (when it becomes available) free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials to be filed by Biodel with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2016	BIODEL INC.

	By:	/s/ Paul S. Bavier
Paul S. Bavier
Interim President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase and License Agreement, dated as of September 2, 2016, by and among Unilife Corporation, Unilife Medical Solutions, Inc. and Biodel Inc.

7